Exhibit 99.1

VBI Vaccines to Present at the Noble Financial Emerging

Growth Investor Conference

CAMBRIDGE, MA (January 15, 2016) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”) is scheduled to present at the Noble Financial Emerging Growth Investor Conference on Monday, January 18th, 2016 at 10:00 AM ET. The event is being held at the Club Med in Sandpiper Bay, FL.

During the presentation, Nell Beattie, VBI’s Director, Corporate Development and Investor Relations, will provide an overview of VBI and its platform technologies, and will summarize recent developments in the company’s pipeline of vaccine candidates. Ms. Beattie will also discuss VBI’s planned merger with SciVac Therapeutics (TSX:VAC and OTCQX:SVACF) (“SciVac”), including SciVac’s flagship product, Sci-B-Vac™, a commercial hepatitis B (“HBV”) vaccine.

For additional information, or to schedule a one-on-one meeting with VBI management, please contact ir@vbivaccines.com.

Event Details

●	Event: Twelfth Annual Noble Financial Emerging Growth Investor Conference
●	Date: Monday, January 18th, 2016
●	Time: 10:00 AM ET
●	Location: Club Med in Sandpiper Bay, FL
●	Event Website: http://bit.ly/noblecon-2016

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can preserve vaccine potency and withstand storage or shipment at fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://ir.vbivaccines.com/

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

About SciVac Therapeutics Inc.

SciVac Therapeutics Inc., headquartered in Rehovot Israel, is in the business of developing, producing and marketing biological products for human healthcare. SciVac's flagship product, Sci-B-Vac™, is a recombinant third-generation hepatitis B vaccine. SciVac also offers contract development and manufacturing services to the life sciences and biotechnology markets.

Website Home: http://www.scivactherapeutics.com/

Investors: http://ir.scivactherapeutics.com/

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between VBI Vaccines Inc. (“VBI”) and SciVac Therapeutics Inc. (“SciVac”). In connection with this proposed business combination, VBI and/or SciVac have and will continue to file relevant materials with the Securities Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (“Canadian Securities Commissions”), including the SciVac registration statement on Form F-4 filed by SciVac with the SEC on December 23, 2015, which includes a proxy statement of VBI and constitutes a prospectus of SciVac (the “SciVac F-4”). INVESTORS AND SECURITY HOLDERS OF VBI AND SCIVAC ARE URGED TO READ THE SCIVAC F-4 AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC AND THE CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement (if and when available) will be mailed to stockholders of VBI. Investors and security holders may obtain a free copy of the SciVac F-4 and other documents (if and when available) filed with the SEC by VBI and/or SciVac through the website maintained by the SEC at www.sec.gov and, in the case of documents of SciVac filed with the Canadian Securities Commissions, on SciVac’s SEDAR profile on www.sedar.com. Copies of the documents filed with the SEC by VBI will be available free of charge on VBI’s website at http://www.vbivaccines.com or by contacting VBI’s Investor Relations Department by email at ir@vbivaccines.com or by phone at (617) 830-3031 x128. Copies of the documents filed with the SEC and the Canadian Securities Commissions by SciVac will be available free of charge on SciVac’s website at www.scivactherapeutics.com or by contacting SciVac’s Investor Relations Department by email at jmartin@scivactherapeutics.com or by phone at (305) 575-4207.

Participants in the Solicitation

VBI, SciVac, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of VBI is set forth in the SciVac F-4 and the proxy statement for VBI’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2015 and available for review at www.sec.gov. Information about the directors and executive officers of SciVac is set forth in the SciVac F-4 and its Management Information Circular, furnished as Exhibit 99.1 to SciVac’s Form 6-K, furnished to the SEC on September 2, 2015 and available for review at www.sec.gov.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC and with the Canadian Securities Commissions when they become available.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements, including statements regarding: the ability of SciVac and VBI to consummate the transactions contemplated by the merger agreement, whereby, subject to the satisfaction of certain conditions, a wholly owned subsidiary of SciVac will merge with and into VBI, with VBI surviving as a wholly owned subsidiary of SciVac (the “Agreement”); the anticipated benefits of the merger contemplated by the Agreement; and statements regarding the operation of each of VBI and SciVac’s businesses, including the expected development and/or commercialization of each of VBI and SciVac’s products.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the ability of the parties to satisfy, in a timely manner, the conditions contained in the Agreement; the successful development and/or commercialization of VBI and SciVac’s respective products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in laws, rules and regulations applicable to VBI and SciVac.

Although management of VBI and SciVac believe that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: non-completion of the transactions contemplated by the Agreement, including due to the parties failing to receive the necessary shareholder, stock exchange and regulatory approvals or the inability of the parties to satisfy in a timely manner and on satisfactory terms the necessary conditions; the failure to successfully develop or commercialize the parties’ respective products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in each of VBI and SciVac’s periodic disclosure.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the parties’ current expectations and neither party undertakes an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange), accepts responsibility for the adequacy or accuracy of this news release.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	3

VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Phone: (617) 830-3031 x128

Email: nbeattie@vbivaccines.com

SciVac Contact

Curtis Lockshin, Chief Executive Officer

Phone: +972-8-948-0625

Email: lockshin@scivactherapeutics.com

SciVac Investor Contact

James Martin, Chief Financial Officer

Phone: (305) 575-4207

Email: jmartin@scivactherapeutics.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	4